As filed with the Securities and Exchange Commission on October 10, 2017

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
 FORM S-8
Registration Statement
Under
The Securities Act of 1933
_________________________________

INTERNATIONAL SPEEDWAY CORPORATION
(Exact name of registrant as specified in its charter)
 _________________________________

FLORIDA	59-0709342
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

ONE DAYTONA BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (386) 254-2700
_________________________________

International Speedway Corporation 2017 Long Term Incentive Plan
(Full Title of the Plan)
_________________________________

W. Garrett Crotty
Executive Vice President, General Counsel & Secretary
One Daytona Boulevard
Daytona Beach, Florida 32114
(Name and address of agent for service)
_________________________________

(386) 254-2700
(Telephone number, including area code, of agent for service)
________________________________

Copies of all Communications To:
Michael A. Gold, Esquire
Saul Ewing Arnstien & Lehr LLP
1919 Pennsylvania Avenue, N.W., Suite 550
Washington, D.C. 20006-3434
(202) 295-6651

_________________________________

See next page for calculation of registration fee
_________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, $.01 par value per share	1,500,000 shares(3)	$39.05 per share	$58,575,000.00	$7,292.59

(1)
Estimated pursuant to Rule 457(h) solely for the purposes of calculating the Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ National Market System on October 2, 2017.

(2)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $.0001245.

(3)
Pursuant to 416(a) under the Securities Act of 1933, as amended (Securities Act) this registration statement also covers an indeterminate number of shares of Common Stock which may be issued by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares or similar transactions.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I will be delivered to the participants of the Plans as required by Rule 428(b).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The documents listed in clauses (a) through (e) below are incorporated herein by this reference thereto, and all documents subsequently filed (other than respective filings or portions of filings that are furnished, under applicable Securities and Exchange Commission  (“SEC”) rules, rather than filed) by International Speedway Corporation (the “Registrant”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016, filed with the SEC on January 27, 2017;

(b)	Current Reports on Form 8-K, filed with the SEC on April 4, 2017, April 13, 2017, July 3, 2017, and October 5, 2017;

(c)	Quarterly Reports on Form 10-Q for the quarters ended February 28, 2017, May 31, 2017 and August 31, 2017, filed with the SEC on April 4, 2017, July 3, 2017 and October 10, 2017, respectively;

(d)	The Registrant’s Schedule 14C Information Statement, dated March 7, 2017, for the Registrant’s 2017 annual meeting of stockholders, filed with the SEC on March 7, 2017; and

(e)	The description of Registrant’s Class A Common Stock, $.01 par value, contained in Amendment No. 2 to the Registrant’s registration statement on Form 10 filed with the SEC on June 27, 1997.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the securities registered hereunder will be passed upon for the Registrant by W. Garrett Crotty,
Executive Vice President, General Counsel and Secretary, who is compensated by the Company as an employee. Mr. Crotty owns 42,435 shares of Class A Common Stock and 2,784 shares of Class B Common Stock. Mr. Crotty may receive awards under the 2017 Long Term Incentive Plan.

Item 6.    Indemnification of Directors and Officers.

Florida Business Corporation Act
The Registrant, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding (other than any action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses to any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:  (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act, relating to a director’s liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
The Registrant’s  Amended and Restated Articles of Incorporation, as amended, provide that the Registrant shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence from time to time.
The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors and officers.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Except as specifically enumerated below the contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference.

Exhibit No.	Description
4	International Speedway Corporation 2017 Long Term Incentive Plan*
5.1	Opinion of W. Garrett Crotty as to the legality of the securities being registered*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of W. Garrett Crotty (contained in Exhibit No. 5.1 to this registration statement)*
24	Power of Attorney (included in the signature page hereto)*
* Filed with this Registration Statement.

Item 9.    Undertakings.

(a) Rule 415 Offering.  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on October 9, 2017.

INTERNATIONAL SPEEDWAY CORPORATION

By: /s/ W. GARRETT CROTTY
W. Garrett Crotty
Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints W. Garrett Crotty and Brett W. Scharback, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ LESA D. KENNEDY Lesa D. Kennedy	Chief Executive Officer, and Vice Chairwoman of the Board (Principal Executive Officer)	October 9, 2017
/s/ GREGORY S. MOTTO Gregory S. Motto	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 9, 2017
/s/ JAMES C. FRANCE James C. France	Chairman of the Board	October 9, 2017
/s/ LARRY AIELLO, JR. Larry Aiello, Jr.	Director	October 9, 2017
/s/ J. HYATT BROWN J. Hyatt Brown	Director	October 9, 2017
/s/ BRIAN Z. FRANCE Brian Z. France	Director	October 9, 2017
/s/ CHRISTY F. HARRIS Christy F. Harris	Director	October 9, 2017
/s/ WILLIAM P. GRAVES William P. Graves	Director	October 9, 2017
/s/ MORTEZA HOSSEINI-KARGAR Morteza Hosseini-Kargar	Director	October 9, 2017
/s/ SONIA MARIA GREEN Sonia Maria Green	Director	October 9, 2017
/s/ LARREE RENDA Larree Renda	Director	October 9, 2017
/s/ LARRY D. WOODARD Larry D. Woodard	Director	October 9, 2017